Contact:	Marc Panoff
Chief Financial Officer
(201) 592-6451
marcpanoff@neurologix.net

NEUROLOGIX ANNOUNCES SECOND QUARTER RESULTS

Fort Lee, New Jersey (August 15, 2007) - Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for the brain and central nervous system, announced today its financial results for the quarter and six months ended June 30, 2007.

For the quarter ended June 30, 2007, the Company reported a net loss of $1.9 million, as compared with $1.7 million for the quarter ended June 30, 2006. The Company reported net loss applicable to common stock for the quarter ended June 30, 2007, of $2.2 million, or $0.08 per diluted share, as compared with $4.4 million, or $0.17 per share, for the same period in 2006. The net loss applicable to common stock includes charges of $0.3 million, or $0.01 per diluted share for the quarter ended June 30, 2007, and $2.8 million, or $0.10 per diluted share for the quarter ended June 30, 2006. These charges are related to dividends and accretion of a beneficial conversion feature in connection with the issuance of the Company’s Series C Preferred Stock.

For the six months ended June 30, 2007, the Company reported a net loss of $3.4 million, as compared with $3.1 million for the six months ended June 30, 2006. The Company reported a net loss applicable to common stock for the six months ended June 30, 2007, of $4.0 million, or $0.15 per diluted share, as compared with $5.9 million, or $0.22 per diluted share, for the same period in 2006. The net loss applicable to common stock includes charges of $0.6 million, or $0.02 per diluted share for the six months ended June 30, 2007, and $2.8 million, or $0.10 for the six months ended June 30, 2006. These charges are related to dividends and accretion in connection with the Company’s Series C Preferred Stock.

The Company had cash, cash equivalents and short-term investments of approximately $7.7 million at June 30, 2007, which management believes will not be sufficient to fund the Company’s operations through June 30, 2008. In order to continue as a going concern and continue the development and commercialization of current product candidates, the Company will need to raise additional funding through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements.

“Financial performance for the quarter is in line with our expectations,” said John Mordock, president and chief executive officer of Neurologix. “The second quarter also saw the publication in the medical journal The Lancet of detailed results of the Phase 1 clinical trial for our gene therapy approach to the treatment of advanced Parkinson’s disease. This study demonstrated not only an excellent safety profile for the gene therapy procedure, but also statistically significant improvements on both clinical symptoms and brain metabolism. Of particular importance was the fact that the AAV (adeno-associated virus) vector used in the trial continued its pristine safety record, with no adverse events due to the gene therapy in any subject, all of whom are now 2-4 years since treatment. We expect to begin Phase 2 studies in Parkinson’s disease later this year, as well as commencing our Phase 1 trial in epilepsy.”

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NRGX Announces Second Quarter Results

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August 15, 2007

About Neurologix

Neurologix, Inc. is a development-stage company that is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system, primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease, epilepsy and Huntington's disease. Neurologix's core technology, "NLX," has completed a Company-sponsored Phase 1 human clinical trial to treat Parkinson's disease, with a Phase 2 study in Parkinson’s disease and a Phase 1 study in epilepsy slated to begin in the 2nd half of 2007.

Cautionary Statement Regarding Forward-looking Statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•

The Company is still in the development stage and has not generated any revenues. From inception through June 30, 2007, it incurred net losses and negative cash flows from operating activities of approximately $24.6 million and $18.9 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•

At June 30, 2007, the Company had cash and cash equivalents of $7.7 million, which management believes will not be sufficient to fund the Company’s operations through June 30, 2008. In order to continue as a going concern and in order to complete the development and commercialization of current product candidates, the Company will need to receive additional funding through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company’s control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•

The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•

There is no assurance as to when, or if, the Company will be able to successfully receive approval from the FDA on its Investigational New Drug Application to commence a Phase I safety trial for the treatment of epilepsy.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2006 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

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NRGX Announces Second Quarter Results

August 15, 2007

NEUROLOGIX, INC.

(A Development Stage Company)

CONDENSED BALANCE SHEET

(UNAUDITED)

(Amounts in thousands, except share and per share amounts)

June 30 2007
ASSETS
Current assets:
Cash and cash equivalents	$7,720
Prepaid expenses and other current assets	230
Total current assets	7,950

Equipment, less accumulated depreciation of $381	213
Intangible assets, less accumulated amortization of $99	569
Other assets	8
Total Assets	$8,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$687
Total liabilities	687

Commitments and contingencies

Stockholders’ equity:
Preferred stock; 5,000,000 shares authorized:
Series A – Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding with an aggregate liquidation preference of $645	-
Series C – Convertible, $0.10 par value; 700,000 shares designated, 406,691 shares issued and outstanding with an aggregate liquidation preference of $13,906,040	41
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 26,762,378 issued and outstanding at June 30, 2007	27
Additional paid-in capital	35,178
Deficit accumulated during the development stage	(27,193)
Total stockholders’ equity	8,053
Total Liabilities and Stockholders’ Equity	$8,740

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NRGX Announces Second Quarter Results

August 15, 2007

NEUROLOGIX, INC. (A Development Stage Company) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (Amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,		For the period 2/12/99 (inception) through
	2007	2006	2007	2006	6/30/07

Operating expenses:
Research and development	$1,013	$982	$2,016	$1,529	$13,415
General and administrative expenses	950	776	1,606	1,746	11,717
Loss from operations	(1,963)	(1,758)	(3,622)	(3,275)	(25,132)
Other income (expense):
Dividend, interest and other income	100	104	215	128	971
Interest expense-related parties	-	(1)	-	(2)	(411)
Other income, net	100	103	215	126	560
Net loss	(1,863)	(1,655)	(3,407)	(3,149)	$(24,572)

Preferred stock dividends and charge for accretion of beneficial conversion rights	(298)	(2,771)	(590)	(2,771)
Net loss applicable to common stock	$(2,161)	$(4,426)	$(3,997)	$(5,920)

Net loss applicable to common stock per share, basic and diluted	$(0.08)	$(0.17)	$(0.15)	$(0.22)

Weighted average common shares outstanding, basic and diluted	26,596,061	26,542,924	26,569,639	26,542,924

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